UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

UROGEN PHARMA LTD.
(Exact name of registrant as specified in its charter)
Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 8, 2022, UroGen Pharma Ltd. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan” and the 2017 Plan, as amended, the “2017 Amended Plan”) to, among other things, increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares. The 2017 Amended Plan was previously approved, subject to shareholder approval, by the Board on March 7, 2022.

The foregoing summary of the changes to the 2017 Plan made pursuant to the adoption of the 2017 Amended Plan at the Annual Meeting is qualified in its entirety by reference to the full text of the 2017 Amended Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting. The voting results are set forth below.

Proposal No. 1 - Election of Directors

The shareholders elected the following six individuals to serve as directors until the Company’s next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results are as follows:
Name	Votes For	Votes Withheld	Broker Non-Votes
Arie Belldegrun	7,520,720	2,337,916	4,323,277

Elizabeth Barrett	9,520,500	338,136	4,323,277

Cynthia M. Butitta	8,418,032	1,440,604	4,323,277

Fred E. Cohen	9,594,439	264,197	4,323,277

Stuart Holden	9,702,490	156,146	4,323,277

Ran Nussbaum	9,600,790	257,846	4,323,277

Proposal No. 2 – Amendment to the Company’s amended and restated compensation policy for its office holders

The shareholders did not approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999. The voting results are as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
2,549,426	4,850,303	237,192	4,323,277

Proposal No. 3 –2017 Amended Plan.

The shareholders voted to approve the 2017 Amended Plan. The voting results are as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
5,312,151	4,531,463	15,022	4,323,277

Proposal No. 4 - Advisory vote on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders did not approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting. The voting results are as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,150,010	5,687,927	20,699	4,323,277

Proposal No. 5 - Engagement of PricewaterhouseCoopers LLP as independent auditor.

The shareholders approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor until the Company’s 2023 annual meeting of shareholders. The voting results are as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,165,685	15,280	948	0

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibit Number	Description

10.1	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	UROGEN PHARMA LTD.

	By:	/s/ Don Kim
Don Kim
Chief Financial Officer